    NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES AGREEMENT TO ACQUIRE DORADO BEACH, A RITZ-CARLTON RESERVE

Acquisition Highlights:
•Ultra-luxury 96-key resort located within a 1,900-acre exclusive residential development.
•The Company will issue six million shares of common stock of the Company (“Common Stock”), $104 million of cash, and assume a $54 million loan to fund the acquisition.
•Revenue per available room (RevPAR) of $1,129 for the 12 months ended November 30, 2021.
•Numerous world-class amenities both within the resort as well as the surrounding development.
•The acquisition also includes income from 14 luxury residences adjacent to the hotel currently participating in a rental management program.

DALLAS, December 27, 2021 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced it has entered into a definitive agreement to acquire the 96-room Dorado Beach, a Ritz-Carlton Reserve in Dorado, Puerto Rico (the “Property”). In addition, the Company is also acquiring the income stream attributable to fourteen luxury residential units adjacent to the Property that participate in a rental management program. The acquisition is expected to close on or prior to February 1, 2022, subject to certain customary closing conditions. Because the acquisition is subject to certain customary closing conditions, the Company can give no assurance that the transaction will be consummated by such date or at all.

“The acquisition of Dorado Beach, a Ritz-Carlton Reserve is an opportunity for us to acquire one of the most iconic luxury assets in the Americas,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “As the first Ritz-Carlton Reserve in the Americas and one of only five Ritz-Carlton Reserve properties worldwide, this unique property fits perfectly with our strategy of owning high RevPAR luxury hotels and resorts and further diversifies our portfolio.”

With its premier beachfront location on the North coast of Puerto Rico, the Property is situated within Dorado Beach Resort, a 1,900-acre master planned community in one of the most sought after residential real estate markets in both Puerto Rico as well as the United States. In addition to the amenities of the self-contained Dorado Beach community, the resort also benefits from its location within the town of Dorado. Dorado is an upscale suburb of San Juan featuring many restaurants, retail outlets, and other amenities and leisure activities in the surrounding area. Additionally, the town is 20 miles from Old San Juan and 22 miles from Luis Muñoz Marin International Airport, making it very accessible from the capital city.
Dorado Beach, a Ritz-Carlton Reserve was opened in 2012 and underwent an extensive $78 million renovation in 2018. It has 96 luxurious and spacious rooms, including 12 suites, that average 1,288 sq. ft. in size. The hotel offers an array of amenities, including the award-winning, full-service, 5-acre Spa Botanico, and three food and beverage outlets (in addition to in-room dining). The Property also boasts the acclaimed COA Restaurant, over 4,800 sq. ft. of meeting space, and an infinity pool with direct access to the beach. Additionally, the surrounding Dorado Beach residential development contains several other amenities that guests of the Ritz-Carlton Reserve can access during their stay, including: 2.5 miles of pristine beachfront, the TPC Dorado Beach Golf Club with two 18-hole Championship golf courses, a Tennis Center with five Har-Tru clay courts offering lessons and clinics for all skill levels, a state-of-the-art fitness center, the Encanto Pool, “The Watermill” – an expansive water park ideal for kids and families, three additional food and beverage outlets, as well as Dorado Farms – a 500-acre site including skeet shooting, equestrian center and culinary offerings – that is currently under construction. While not included in the Property’s fee simple collateral, the acquisition includes the income from 14 additional residential units, ranging in size from 2,200 to 6,600 sq. ft., which are part of a rental management program.
Dorado Beach, a Ritz-Carlton Reserve has been the recipient of the following awards:

•AAA Five Diamond Award – 2016, 2017, 2019, 2020
•Forbes Travel Guide Five-Star Award – Hotel – 2016, 2017, 2019, 2020
•Forbes Travel Guide Five Star Award – Spa Botanico – 2017, 2020
•Conde Nast Traveler - Reader’s Choice Awards 2019 – Top 50 Resorts in the Caribbean – #1
•Conde Nast Traveler – Reader’s Choice Awards 2019 – Top 50 Resorts in the World – #14
•Travel + Leisure – World’s Best Award – 2016
•US News & World Report – Best Caribbean Hotel – #1– 2020
•Golf Magazine – Top 100 Resorts in North America 2019/2020 – Best for Luxury – #5
•Wine Enthusiast – Best 100 Restaurants – COA - 2019

The total consideration for the acquisition is $186.6 million ($1.7 million per key, inclusive of the residential units in the rental program). The acquisition will be funded with approximately $104 million of cash, six million shares of Common Stock, and the assumption of a $54 million mortgage loan. No additional equity will be issued to fund the cash portion of the consideration. The cash portion of the consideration will be funded from available excess cash. The purchase price for Dorado Beach, a Ritz-Carlton Reserve represents, based on forecasted financial results for 2021, a capitalization rate of 9.8% on hotel net operating income of $18.2 million and a 10.2x hotel EBITDA multiple, according to the Company’s preliminary estimates based on unaudited operating financial data provided by the seller. The Company expects to realize a stabilized yield of approximately 8% on its investment in the next three to five years. On a trailing 12-month basis as of November 30, 2021, the Property achieved RevPAR of $1,129, with 57% occupancy and an average daily rate (ADR) of $1,968, according to unaudited operating financial data provided by the seller.
Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Braemar Hotels & Resorts Inc.
Dorado Beach, a Ritz-Carlton Reserve
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
(Unaudited, in millions)

12 Months Ended
December 31, 2021
Net income (loss)	$9.7
Interest expense	3.4
Amortization of loan cost	0.5
Depreciation and amortization	4.6
Hotel EBITDA	$18.2
Capital reserve	—
Hotel Net Operating Income	$18.2

_________
All information in this table is based upon unaudited forecasted operating financial data for the twelve month period ending December 31, 2021. There were no contributions to the FF&E reserve in 2021; however, going forward, contributions will be required in the following amounts: 3%, 4% and 5% of total revenue in 2022-2023, 2024, and 2025 and thereafter, respectively. This data has not been audited or reviewed by the Company’s independent registered public accounting firm. The financial information presented could change.

EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the trailing 12 month EBITDA. A capitalization rate is determined by dividing the property's annual net operating income by the purchase price. Net operating income is the property's hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results and projected stabilized yield results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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